EXHIBIT 99

                                 PRESS RELEASE

EXHIBIT 99


Modular Design of XsunX Mass Production System to Provide Scalability for Manufacturers

Design Will Allow for Expansion of Multi Megawatt Production Capabilities to Fit Manufacturers Production Demands

ALISO VIEJO,  Calif., Sept. 7, 2005 (PRIMEZONE) -- XsunX, Inc. (OTC BB:XSNX.OB -
News), developer of Power Glass(tm) -- an innovative solar technology that allows glass windows to produce electricity from the power of the sun, announced today that the design of its mass production systems for the manufacture of its proprietary Power Glass photovoltaic "PV" films will provide for modular expansion capabilities.

The system design will provide for production capacities of as little as 1 megawatt annually while maintaining expansion capabilities, allowing manufacturers to ramp up to meet increasing production requirements incrementally through 20 megawatts or more. The Company believes that this modular approach may best suit the needs of manufacturers and their markets as the demand for building integrated PV increases.

The core design is based on a patented multi-chamber cluster tool approach using cassettes to control or handle rolls of thin plastic films. The rolls of material (transparent plastic films) are loaded into the cassettes and robotically moved between chambers or stations. Layers of transparent semiconductor and conducting materials are deposited onto the plastics in a manner which prevents cross contamination between chambers to achieve high performance, semi-transparent, large area solar cell devices. The system design allows for co-joining of cluster tool systems and hence, increased output, which can be a limiting factor in conventional in-line systems.

The modular cluster design may also provide manufacturers additional advantages such as reduced facility costs due to the smaller footprint size of systems, added redundancy allowing production throughput to continue even when a processing chamber fails, reductions in material costs through the use of inexpensive plastics, and the reduction of processing gases which further reduces material costs. "The goal for us has been to not only focus on the design of new applications and form factors for solar technologies, but to also provide efficient manufacturing methods necessary to establish commercial viability for our technology," stated Tom Djokovich, XsunX's CEO.

The Company is working to complete the design and engineering process and anticipates moving into the manufacturing process of its first cluster system prior to the end of the year. During this time, XsunX is continuing to refine, enhance, and develop additional aspects of its solar cell design and manufacturing process.

About XsunX

Based in Aliso Viejo, California, XsunX is the developer of Power Glass -- an innovative Building Integrated Photovoltaic solar technology that allows glass windows to produce electricity from the power of the sun. This proprietary process is intended to allow manufacturers to apply a transparent and photovoltaic glazing to glass and other transparent substrates. When XsunX glazing is exposed to light, the light energy is converted into electrical energy for use as a power source. XsunX believes that its solar electric glazing technology has a number of major market opportunities in the worldwide architectural glass, optical film and plastics markets. Please visit the Company's website for more information: http://www.XsunX.com

Safe Harbor Statement: Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Contact:
XsunX, Inc.
Media Relations
(949) 330-8060

-------------------------------------------------------------------------------
Source: XsunX, Inc.

James L. Bartlett III
Wings Fund, Inc.
5662 Calle Real #115
Santa Barbara, CA 93117
www.WingsFund.com
Tel: 805-964-4633
Fax: 805-830-6340
Email: Jim@WingsFund.com